FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-01

NEW ISSUE CMBS: $666.609mm MORGAN STANLEY SERIES 2016-UBS9

CO-LEAD MANAGERS & BOOKRUNNERS: Morgan Stanley, UBS Securities LLC and BofA Merrill Lynch

			TARGET
CLASS	Moody's/Fitch/KBRA	SIZE($MM)	WAL(YRS)	GUIDANCE	STATUS	$PX
A-1	Aaa(sf)/AAAsf/AAA(sf)	$29.800	2.85	S+68a	OPEN	$100
A-2	Aaa(sf)/AAAsf/AAA(sf)	$73.500	6.75	**NOT AVAILABLE**
A-SB	Aaa(sf)/AAAsf/AAA(sf)	$46.100	7.44	S+152a	0.20x	$103
A-3	Aaa(sf)/AAAsf/AAA(sf)	$125.000	9.71	**NOT AVAILABLE**
A-4	Aaa(sf)/AAAsf/AAA(sf)	$192.226	9.80	S+165a	0.50x	$103
A-S	Aa2(sf)/AAAsf/AAA(sf)	$47.496	9.93	S+205a	1.4x	$103
B	NR/AA-sf/AA(sf)	$39.997	9.94	S+275a	1.1x	WAC
C	NR/A-sf/A(sf)	$29.997	9.94	S+425a	1.2x	WAC
D	NR/BBB-sf/BBB-(sf)	$34.164	9.94	S+675-700	3.9x	T+100bps

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